Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonim Technologies, Inc., of our report dated March 27, 2024, relating to the consolidated financial statements of Sonim Technologies, Inc., appearing in the Annual Report on Form 10-K of Sonim Technologies, Inc. for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Campbell, California
January 10, 2025